UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2021

Healthpeak Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5050 South Syracuse Street, Suite 800

Denver, CO 80237

(Address of principal executive offices) (Zip Code)

(720) 428-5050

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	PEAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 20, 2021, Healthpeak Properties, Inc., a Maryland corporation (the “Company”), entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”), by and among the Company, as borrower, the lenders referred to therein, and Bank of America, N.A., as administrative agent. The Amended Credit Agreement provides for a $3.0 billion senior unsecured revolving credit facility (the “Revolving Facility”), replacing the Company’s prior $2.5 billion senior unsecured revolving credit facility.

Aggregate borrowing capacity under the Amended Credit Agreement may be increased, at the Company’s option, to up to $3.75 billion by increasing the amount of the Revolving Facility and/or by incurring one or more term loans, in each case, so long as no default or event of default exists and other customary conditions have been satisfied. Any such increase will be syndicated on a best efforts basis and no lender is required to increase its commitment under the Amended Credit Agreement to facilitate such increase. The Amended Credit Agreement includes sublimits of (i) up to $100 million for letters of credit issued under the Revolving Facility, (ii) up to $1.0 billion for loans and other extensions of credit under the Revolving Facility that are denominated in certain currencies other than U.S. dollars, and (iii) up to 50% of the Revolving Facility for certain negotiated rate loans.

The Revolving Facility matures on January 20, 2026. However, at its sole option, the Company may extend the maturity of the Revolving Facility for up to two additional six-month periods, so long as (i) no default or event of default exists at the time of the request or on the then current maturity date, (ii) the Company pays a fee equal to the product of 0.0625% multiplied by the then aggregate commitments under the Revolving Facility, and (iii) other customary conditions have been satisfied.

Loans outstanding under the Revolving Facility (other than negotiated rate loans) bear interest at an annual rate equal to (i) the applicable margin, plus (ii) at the Company’s option, the base rate or LIBOR (or other applicable rate with respect to non-dollar borrowings). The applicable margin under the Revolving Facility ranges from 0.00% to 0.40% for base rate loans and 0.70% to 1.40% for LIBOR loans and non-dollar borrowings, in each case, based on the non-credit enhanced, senior unsecured long-term debt ratings of the Company (“Debt Ratings”). The Amended Credit Agreement also includes a sustainability-linked pricing component whereby the applicable margin under the Revolving Facility may be reduced by up to 0.025% based on the Company’s achievement of specified sustainability-linked metrics, subject to certain conditions. Negotiated rate loans pursuant to the Amended Credit Agreement bear interest at the rate agreed to between the Company and the applicable lender(s). In addition, the Company is obligated to pay a facility fee on the Revolving Facility (regardless of usage) at a rate per annum ranging from 0.10% to 0.30% based on the Company’s Debt Ratings. Based on the Company’s current Debt Ratings, the applicable margins for revolving loans are 0.775% for Eurocurrency rate loans or 0.00% for base rate loans, and the facility fee is 0.15%. The Amended Credit Agreement includes customary LIBOR replacement language, including, but not limited to, the use of rates based on the secured overnight financing rate (“SOFR”) administered by the Federal Reserve Bank of New York.

The Amended Credit Agreement contains certain customary representations and warranties, covenants, events of default provisions, and other requirements, including financial covenants and cross-default provisions to certain other indebtedness. Among other things, these covenants, using terms defined in the Amended Credit Agreement: (i) limit the ratio of Enterprise Total Indebtedness to Enterprise Gross Asset Value to 60%; (ii) limit the ratio of Enterprise Secured Debt to Enterprise Gross Asset Value to 40%; (iii) limit the ratio of Enterprise Unsecured Debt to Enterprise Unencumbered Asset Value to 60%; (iv) require a minimum Fixed Charge Coverage Ratio of 1.5 times; and (v) require a minimum Consolidated Tangible Net Worth of $7.7 billion, in each case, tested on a quarterly basis. If an event of default occurs and is continuing, the Company may be required to repay all amounts outstanding under the Amended Credit Agreement.

The representations, warranties and covenants contained in the Amended Credit Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk among the parties thereto. Accordingly, the representations and warranties in the Amended Credit Agreement are not necessarily characterizations of the actual state of facts of the Company and its subsidiaries at the time they were made or otherwise and should be read only in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission. Investors are not third party beneficiaries of, and should not rely upon, such representations, warranties and covenants.

The Company’s obligations under the Amended Credit Agreement rank equal in right of payment with all other unsecured, unsubordinated general obligations of the Company.

Certain of the lenders party to the Amended Credit Agreement and their respective affiliates engage in financial advisory, investment banking, commercial banking or other transactions of a financial nature with the Company and its subsidiaries, including the provision of advisory services for which they receive certain fees, expense reimbursement or other payments.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On September 20, 2021, the Company issued a press release announcing the closing of the Amended Credit Agreement. The text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information set forth in this Item 7.01 and the related information in Exhibit 99.1 attached hereto are being furnished, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description
10.1*	Second Amended and Restated Credit Agreement, dated as of September 20, 2021, by and among the Company, as borrower, the lenders referred to therein, and Bank of America, N.A., as administrative agent.
99.1	Press Release dated September 20, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2021	Healthpeak Properties, Inc.

	By:	/s/ Peter A. Scott
	Name:	Peter A. Scott
	Title:	Chief Financial Officer

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